SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 04/30/2006
FILE NUMBER 811-6463
SERIES NO.: 11

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A              $   731
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B              $    35
              Class C              $    50
              Class R              $    16
              Investor Class       $   375
              Institutional Class  $ 1,066

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from met investment income
              Class A               0.0942
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B               0.0145
              Class C               0.0145
              Class R               0.0713
              Investor Class        0.0995
              Institutional Class   0.1568

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                7,729
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                2,337
              Class C                3,372
              Class R                  253
              Investor Class         3,262
              Institutional Class  $10,938

74V.     1.   Net asset value per share (to nearest cent)
              Class A              $ 13.84
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B              $ 13.75
              Class C              $ 13.45
              Class R              $ 13.82
              Investor Class       $ 14.01
              Institutional Class  $ 13.90